UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 11455, Stockholm, Sweden

(Address of principal executive offices, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 3, 2017, Neonode Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. The following matters were considered and voted upon:

1.	Mr. Per Eriksson and Ms. Åsa Hedin were elected and Per Löfgren was reelected to the Board of Directors for a three year term as Class III directors.

2.	The advisory vote related to named executive officer compensation was approved.

3.	The amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended and corrected, to increase the number of authorized shares of the Company’s common stock from 70,000,000 shares to 100,000,000 shares was approved.

4.	The appointment of KMJ Corbin & Company LLC to serve as the Company’s independent auditors for the year ended December 31, 2017 was ratified.

The results of the vote were as follows:

Election of Directors	Votes For	Withheld	Broker Non-Votes
Elect Mr. Per Eriksson to a three year term to Board of Directors	23,224,781	1,114,095	13,014,573
Elect Ms. Åsa Hedin to a three year term to Board of Directors	23,185,189	1,153,687	13,014,573
Elect Mr. Per Löfgren to three year term to Board of Directors	23,025,495	1,313,381	13,014,573

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hold an advisory vote on executive compensation (the “Say-on-Pay” vote)	23,843,779	334,622	160,475	13,014,573

Proposal	Votes For	Votes Against	Abstentions
Amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 70,000,000 to 100,000,000 shares	35,742,578	1,141,974	468,897

Proposal	Votes For	Votes Against	Abstentions
Ratification of Appointment of KMJ Corbin and Company	36,894,869	64,893	393,687

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ Lars Lindqvist
Name:	Lars Lindqvist
Title:	Chief Financial Officer

Date: October 6, 2017

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